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                      PUTNAM MUNICIPAL OPPORTUNITIES TRUST

                                       AND

                       PUTNAM INVESTMENT MANAGEMENT, INC.

                                       AND

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


                              REMARKETING AGREEMENT

                               Dated June __, 1997







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                              REMARKETING AGREEMENT


                  REMARKETING AGREEMENT, dated June __, 1997 (the "Remarketing Agreement"), by and among Putnam Municipal Opportunities Trust, a Massachusetts business trust (the "Fund"), Putnam Investment Management, Inc., a Massachusetts corporation (the "Adviser"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation ("Merrill Lynch").

                              W I T N E S S E T H:

                  WHEREAS, the Fund expects to issue 1,620 remarketed preferred shares of beneficial interest ("RP"(R)), Series B (the "Series B RP") and 1,620 remarketed preferred shares of beneficial interest, Series C (the "Series C RP"), without par value and with a liquidation preference of $25,000 per share plus accumulated but unpaid dividends (the Series B RP and Series C RP are referred to together herein as "Shares"), pursuant to and with the powers, preferences and rights assigned to them in the amended and restated by-laws of the Fund (as amended from time to time, the "By-laws");

                  WHEREAS, all Shares will initially be sold to and purchased by Merrill Lynch pursuant to the terms of a purchase agreement (the "Purchase Agreement"), dated June __, 1997, among the Fund, the Adviser and Merrill Lynch;

                  WHEREAS, the Fund has requested Merrill Lynch to act as the Remarketing Agent under this Agreement in accordance with the provisions of the By-laws (and the Trustees of the Fund have adopted a resolution appointing Merrill Lynch as Remarketing Agent) (i) to set the Applicable Dividend Rate on each series of the Shares from time to time on behalf of the Fund, and (ii) to remarket Shares tendered to them in a Remarketing on behalf of the Beneficial Owners of the Shares from time to time who wish to sell their Shares in a Remarketing (Merrill Lynch being referred to hereinafter when acting in any of such capacities as the "Remarketing Agent"); and

------------------------------
(R)  Registered trademark of Merrill Lynch & Co., Inc.

                  WHEREAS, Merrill Lynch is willing to assume such duties on the terms and conditions expressly set forth herein;

                  NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

                  Section 1. Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the By-laws.

                  Section 2.  Appointment and Obligations of the
Remarketing Agent.

                  (a) The Fund hereby appoints Merrill Lynch and Merrill Lynch hereby accepts such appointment as the exclusive Remarketing Agent for the purpose of (i) setting the Applicable Dividend Rate on each series of the Shares from time to time; (ii) remarketing Shares from time to time on behalf of the Beneficial Owners thereof; and (iii) performing such other duties as are assigned to the Remarketing Agent in the By-laws, all pursuant to the procedures set forth in the By-laws. The Fund shall have the right, on seven Business Days' notice to the Remarketing Agent, to appoint one or more additional Remarketing Agents with respect to the Shares or any series thereof under an agreement substantially in the form of this Agreement. Upon any such appointment, including any appointment of a successor Remarketing Agent pursuant to Section 4, all references in this Agreement to "Remarketing Agent" shall be deemed to refer also to each such additional or successor Remarketing Agent. Any such additional or successor Remarketing Agent shall accept its appointment by executing an agreement substantially in the form of this Agreement.

                  (b) The Remarketing Agent agrees (i) to calculate the Maximum Dividend Rate applicable to each Dividend Period with respect to each series of the Shares; (ii) to use its best efforts to set in Remarketings the Applicable Dividend Rate on each series of the Shares; (iii) to notify the Fund promptly of the Applicable Dividend Rate with respect to each series of Shares; (iv) to use its best efforts to remarket the Shares tendered to the Remarketing Agent in Remarketings held from time to time as provided in the By-laws; and (v) to carry out such other duties as are assigned to the Remarketing Agent in the Bylaws, all in accordance with the provisions of the By-laws.

                  (c) The Remarketing Agent agrees that if, at any time, either Moody's or S&P shall not make available a rating for the Shares required for the Remarketing Agent to calculate any Maximum Dividend Rate, or if both Moody's and S&P shall not make available such a rating, the Fund shall select one or more Substitute Rating Agencies for such purpose.

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



                  (d) It is expressly understood and agreed by the parties hereto that Shares as to which the Remarketing Agent is listed in the books maintained by the Paying Agent as the Beneficial Owner may be held by the Remarketing Agent for its own account or for the account of others.

                  (e) It is expressly understood and agreed by the parties hereto that the obligations of the Remarketing Agent hereunder are conditioned on the issuance and delivery of the Shares pursuant to the terms and conditions of the Purchase Agreement. It is further understood and agreed by and between the parties that the Remarketing Agent shall not be obligated to set the Applicable Dividend Rate on the Shares of a series or to remarket Shares of a series during a Non-Payment Period for such series, or at any time that any of the conditions set forth in clauses (a) and (b) of Section 7 hereof shall not have been fully and completely met to the satisfaction of the Remarketing Agent with respect to such series or at any time any of the events set forth in clause
(c) of Section 7 hereof shall have occurred with respect to such series.

                  (f) By 3:30 p.m. on each Remarketing Date for such series, the Remarketing Agent will advise the Paying Agent of (i) the Applicable Dividend Rate determined in the related Remarketing; (ii) the identities of (and the number of Shares of such series held by) the Beneficial Owners in whose names Shares of such series are to be registered in the books maintained by the Paying Agent who purchased such Shares as a result of the Remarketing; and (iii) the identities of (and number of Shares of such series sold by) persons (i.e., former Beneficial Owners) in whose names Shares of such series were registered in the books maintained by the Paying Agent who sold Shares in the Remarketing. By 3:30 p.m. on each Remarketing Date, the Remarketing Agent shall also advise the Fund of the information set forth in clause (i) of this Section 2(f).

                  (g) As soon as practicable after the Date of Original Issue for the Shares of such series, but not later than the fifth Business Day after the Date of Original Issue for such Shares, the Remarketing Agent will provide the Paying Agent with (i) a list of the Beneficial Owners (other than the Remarketing Agent) in whose names Shares of such series are to be registered in the books to be maintained by the Paying Agent and the respective numbers of Shares of such series acquired by such Beneficial Owners from the Remarketing Agent and (ii) the number of Shares of such series they are holding as Beneficial Owners for their own account and (on an aggregate basis) as nominee for the account of others as of the date of such notice.

                  (h) The Remarketing Agent shall promptly notify the Paying Agent by a notice substantially in the form of Exhibit A hereto of any transfers of Shares of such series outside a

Remarketing of which it is aware. Notwithstanding the foregoing, the Remarketing Agent shall not be required to notify the Paying Agent of any transfer outside a Remarketing unless such transfer would result in a new Beneficial Owner. It is understood and agreed by the parties hereto that the Remarketing Agent shall be under no obligation to disclose to the Fund or the Paying Agent or any other person the identity of any person for whose account Shares are held by the Remarketing Agent as Beneficial Owner unless such disclosure is required by law or in connection with any pending or threatened legal proceedings involving the Fund or the Paying Agent.

                  (i) The Remarketing Agent agrees that, whenever it receives the notice from the Fund contemplated by the first sentence of Section 3(m) of
Part I of Section 12.1 of the Bylaws, it will in turn notify the Holders of Shares of such series and prospective purchasers believed by it to be interested in purchasing Shares of such series in such Remarketing.

                  (j) Merrill Lynch represents and warrants to the Fund that Merrill Lynch & Co., Inc. is the exclusive owner of the registered trademark "RP" and that Merrill Lynch is authorized by Merrill Lynch & Co., Inc. to consent to the use by the Fund of such trademark, and, subject to the provisions of Section 9(c) hereof, hereby consents to the use by the Fund of such trademark in connection with the Shares.

                  (k) The Remarketing Agent may, in its sole discretion, as and to the extent permitted by the By-laws from time to time, modify the settlement procedures set forth in the By-laws so long as any such modification does not adversely affect the Beneficial Owners or the Holders of the Shares or the Fund. It is understood that a failure to settle a purchase or sale of tendered Shares in any Remarketing will not change the Applicable Dividend Rate previously set in such Remarketing, and will not result in any responsibility of, or liability to, the Fund for settlement of such purchase or sale.

                  (l) The Remarketing Agent may, in its sole discretion, modify the procedures concerning notification of redemption set forth in the By-laws, provided that any such modification does not adversely affect any Holder or any Beneficial Owner of Shares or materially alter the obligations of the Paying Agent or the Fund; and further provided that, for so long as Moody's or S&P shall rate any Shares, the Fund receives confirmation from Moody's or S&P, as the case may be, that any such modification would not impair the ratings then assigned by Moody's or S&P, as the case may be, to the Shares.

                  Section 3. Fees and Expenses. For the performance of its services as Remarketing Agent hereunder with respect to each series of Shares, the Fund shall pay to the Remarketing Agent on


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the first Settlement Date and on the same day in every fourth week thereafter
(or the next Business Day if such day is not a Business Day) for such series an aggregate fee for each Share of such series outstanding on such day which shall be calculated by multiplying, (i) the product of 0.25% times $25,000 by (ii) the product of the actual number of days from and including such day to but excluding the next day for the payment of such fee or prior redemption or liquidation day for such share (as the case may be) divided by 360, and rounding the product of (i) and (ii) upward to the nearest dollar; provided that should the Dividend Period with respect to any Share of such series be a Special Dividend Period of longer than 60 days, then during such Dividend Period the fee for such Share of such series will not be calculated in the aforesaid manner, and, with respect to such Share of such series, the Fund will instead pay to the Remarketing Agent a fee, to be determined by mutual consent of the Fund and the Remarketing Agent, based on the selling concession that would be applicable to an underwriting of a fixed or variable rate preferred stock issue with a similar dividend period at the commencement of such Dividend Period. In addition to its obligations under Section 8 hereof, the Fund shall, from time to time upon the request of the Remarketing Agent, pay the reasonable fees and expenses of counsel incurred by the Remarketing Agent in connection with the performance of its duties hereunder, except any such fees and expenses arising out of the gross negligence or willful misconduct of the Remarketing Agent. The obligation of the Fund to make the payments required by this Section shall survive the termination of this Agreement and remain in full force and effect until all such payments shall have been made in full.

                  Section 4.  Resignation and Removal of a Remarketing Agent.

                  (a) The Remarketing Agent may resign and be discharged from its duties and obligations hereunder with respect to the Shares by giving 60 days' prior written notice to the Fund, the Securities Depository and the Paying Agent; provided, however, that no such resignation nor any such removal shall be effective until the Fund shall have appointed a nationally recognized broker-dealer as successor Remarketing Agent pursuant to the Bylaws and such successor Remarketing Agent shall have entered into a remarketing agreement with the Fund in which it shall have agreed to conduct Remarketings in accordance with the terms and conditions of the By-laws. In such case, the Fund will use its best efforts to appoint a successor Remarketing Agent and enter into such remarketing agreement with such person as soon as reasonably practicable.

                  (b) In addition to the provisions of Section 9(b) hereof, the Remarketing Agent may also terminate the Remarketing Agreement with respect to the Shares or may resign with respect to the Shares by giving notice in writing to the Fund, the Securities Depository and the Paying Agent if any of the following events has occurred and has not been cured prior to the proposed date of such termination or resignation (in each case for a period of 30 days after the Remarketing Agent has given notice thereof to the Fund specifying the condition or event): (i) the rating of the Shares shall have been downgraded or withdrawn by a national rating service, the effect of which, in the opinion of the Remarketing Agent, is to affect materially and adversely the market price of the Shares or the ability of the Remarketing Agent to remarket the Shares; (ii) all of the Shares shall have been called for redemption; or (iii) without the prior written consent of the Remarketing Agent, the Agreement and Declaration of Trust of the Fund (the "Declaration of Trust"), the By-laws or the Paying Agent Agreement dated as of the date hereof between the Fund and Bankers Trust Company (the "Paying Agent Agreement") shall have been amended in any manner that, in the opinion of the Remarketing Agent, materially and adversely changes the nature of the Shares or the remarketing procedures.

                  (c) The Fund may remove the Remarketing Agent with respect to the Shares by giving at least 60 days' prior written notice to the Remarketing Agent, the Securities Depository and the Paying Agent; provided, however, that no such removal nor any such resignation shall become effective until the Fund shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Fund in which it shall have agreed to conduct Remarketings in accordance with the terms and conditions of the By-laws. In such case, the Fund will use its best efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable.

                  (d) Subject to Section 9(c) hereof, Merrill Lynch agrees that in the event it shall resign or be removed pursuant to clause (a), (b) or (c) above, it hereby consents to the use by the Fund of the registered trademark "RP" in connection with the Shares. Merrill Lynch shall acknowledge and deliver to the Fund, without requiring any additional consideration, any assignments, consents or other documents and take such other action as the Fund may reasonably request to permit the Fund's use of such trademark.

                  Section 5. Dealing in the Shares: Redemption of Remarketing Agent's Shares. The Remarketing Agent, when acting as Remarketing Agent or in its individual or any other capacity, may to the extent permitted by law, buy, sell, hold and deal in any of the Shares; provided, however, that (i) the Remarketing Agent may hold Shares of such series for its own account upon completion of a Remarketing for such series only if the Applicable Dividend Rate established with respect to such Shares in the Remarketing is no higher than the Applicable Dividend Rate that would have been set if such Remarketing Agent did not hold or had not purchased such Shares and (ii) the Remarketing Agent may purchase Shares of a series for its own account or the accounts of others in a Remarketing for such series only if it purchases all tendered Shares of such series not sold in the Remarketing to other purchasers. Except as provided in clause (ii) of the preceding sentence, the Remarketing Agent is not obligated to purchase any Shares that would otherwise remain unsold in a Remarketing. If the Remarketing Agent holds any Shares of a series for its own account immediately prior to a Remarketing and if all other Shares tendered for sale have been sold in such Remarketing, then the Remarketing Agent may sell, in such Remarketing, such number of Shares held by it for its own account as there are outstanding orders to purchase that have not been filled by Shares tendered for sale on behalf of accounts other than that of the Remarketing Agent. The Remarketing Agent may exercise any vote or consent or take or join in any action which any Holder of Shares may be entitled to exercise or take pursuant to the By-laws with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Fund as freely as if it did not act in any capacity hereunder.

                  Section 6.  Information.

                  (a) The Fund agrees to furnish to the Remarketing Agent: (i) copies of the Declaration of Trust and the By-laws and any amendment thereto and each report or other document mailed or made available to holders of Shares (including annual reports to shareholders) or filed by the Fund with the Commission (including any documents incorporated therein by reference); (ii) notice of the purchase of Shares, either in a Remarketing or otherwise, by an affiliate of the Fund as soon as the Fund shall become aware of such purchase;
(iii) notice of the occurrence of any of the events set forth in clause (c)(i),
(c)(ii) or (c)(iii) of Section 7 hereof; and (iv) in connection with the Remarketing of the Shares of any series, such other remarketing information as the Remarketing Agent may reasonably request from time to time, including but not limited to the financial condition of the Fund. The Fund agrees to provide the Remarketing Agent with as many copies of the foregoing materials and information as the Remarketing Agent may reasonably request for use in connection with the Remarketing of the Shares of any series and consents to the use thereof for such purpose.

                  (b) If at any time during the term of this Agreement any event or condition known to the Fund relating to or affecting the Fund or the Shares of any series shall occur which might affect the accuracy or completeness of any statement of a material fact contained in any of the reports, documents,

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materials and information referred to in clause (a) above or any document incorporated therein by reference (collectively, the "Remarketing Materials") considered as a whole or any other materials or information made publicly available by the Fund, the Fund shall promptly notify the Remarketing Agent in writing of the circumstances and details of such event or condition. For purposes of this Agreement, the term Remarketing Materials shall not include any materials that have been modified or superseded by any subsequently provided materials.

                  (c) None of the information contained in any of the Remarketing Materials shall contain, as of its date, an untrue or misleading statement of a fact or omit to state a fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstance under which they were made, not misleading with respect to which there shall be a substantial possibility that such fact, statement or omission would be material to an existing holder or prospective purchaser of Shares.

                  Section 7. Conditions to Obligations of the Remarketing Agent. The obligations of the Remarketing Agent with respect to each series of the Shares under this Agreement have been undertaken in reliance on, and shall be subject to: (a) the due performance in all material respects by the Fund of its obligations and agreements as set forth in this Agreement (including Section 6(c) hereof) and the Purchase Agreement; (b) the accuracy in all material respects as of the dates specified therein of the representations and warranties contained in the Purchase Agreement; and (c) the non-occurrence of any of the following events: (i) the rating of such series of Shares shall have been downgraded or withdrawn by a national rating service after the date hereof, the effect of which, in the opinion of the Remarketing Agent, is to affect materially and adversely the market price of such series of Shares or the Remarketing Agent's ability to remarket such series of Shares; (ii) all of such series of Shares shall have been called for redemption; or (iii) without the prior written consent of the Remarketing Agent, the Declaration of Trust, the By-laws or the Paying Agent Agreement shall have been amended in any manner that in the opinion of the Remarketing Agent materially changes the nature of the Shares or the remarketing procedures (each of the events set forth in this subpart (iii) being referred to as a "Material Change"). In the event of the failure of any such conditions with respect to such series of Shares, the Remarketing Agent may terminate its obligations under this Agreement as provided in Section 9(b).

                  Section 8. Indemnification. (a) The Fund and the Adviser (collectively, the "Indemnifying Parties" and individually an "Indemnifying Party"), jointly and severally, agree to indemnify and hold harmless the Remarketing Agent, its officers, directors and employees and each person, if any, who

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controls the Remarketing Agent within the meaning of Section 20 of the
Securities Exchange Act of 1934 (collectively, the "Indemnified Parties" and individually, an "Indemnified Party") as follows:

                        (i) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any of the Remarketing Materials or any revision thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated in any of the Remarketing Materials or any revision thereof or supplement thereto or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                       (ii) against any and all loss, liability, claim, damage
                  and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 8(c) below) any such settlement is effected with the written consent of the Fund and the Adviser; and

                      (iii) against any and all expenses whatsoever, as incurred
                  (including the fees and disbursements of counsel chosen by the Remarketing Agent), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of the use by the Remarketing Agent of any information that is not contained in the Remarketing Materials. The indemnity agreement in this paragraph shall be in addition to any liability or obligation which the Fund or the Adviser may otherwise have to any Indemnified Party.

                  (b) Each Indemnified Party shall give notice as promptly as reasonably practical to each Indemnifying Party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying

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Party shall not relieve such Indemnifying Party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An Indemnifying Party may participate at its own expense in the defense of such action; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the Indemnifying Parties be liable for the fees and expenses of more than one counsel (in addition to local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No Indemnifying Party shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 8 (whether or not the Indemnified Parties are actual or potential Parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

                  (c) If at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel, such Indemnifying Party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall have received notice of the terms of such settlement at least 60 days prior to such settlement being entered into and (iii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel, an Indemnifying Party shall not be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its consent if such Indemnifying Party (i) reimburses such Indemnified Party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the Indemnified Party objecting to the unpaid balance as unreasonable, in each case prior to the date of such settlement.

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                  (d) Merrill Lynch agrees, unless Merrill Lynch has requested pursuant to Section 9(c) hereof that the Fund cease using such trademark or Merrill Lynch's consent to use such trademark shall have been revoked pursuant to Section 9(c) hereof, (i) to indemnify and hold harmless the Fund and the Adviser and their respective officers, trustees and directors from and against any losses, claims, damages or liabilities to which they or any of them may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon their failure to have the requisite legal authority to use the registered trademark of "RP" in connection with the Shares, and (ii) to reimburse each of the indemnified persons specified in clause (i) above for any legal or other expenses reasonably incurred by such person in investigating, defending or preparing to defend any such action or claim. Notice of any action in respect of which indemnity may be sought pursuant to this Section shall be given to Merrill Lynch as promptly as reasonably practicable, but failure to so notify Merrill Lynch shall not relieve Merrill Lynch from liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve Merrill Lynch from any liability which it may have otherwise than on account of this indemnity agreement. No settlement or compromise of any such action shall be made without the consent of Merrill Lynch, which consent shall not be unreasonably withheld. Merrill Lynch may participate at its own expense in the defense of any such action; provided, however, that counsel to Merrill Lynch shall not (except with the consent of the indemnified persons specified in clause (i) above) also be counsel to the indemnified persons specified in clause (i) above. In no event shall Merrill Lynch be liable for the fees and expenses of more than one counsel (in addition to local counsel) separate from its own counsel for all parties indemnified in this Section 8(d) in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                  (e) The indemnity agreement contained in clauses (a), (b), (c) and (d) of this Section shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Indemnified Person, and shall survive the termination or cancellation of this Agreement and the remarketing of the Shares hereunder.

                  Section 9. Termination of Remarketing Agreement; Termination of Use of Trademark.

                  (a) This Agreement shall terminate as to the Remarketing Agent and its obligations hereunder with respect to the Shares on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 4 hereof. The obligations of the parties under this Agreement with respect to the Shares (other than those provided in Sections 2(b)(i), 2(h), 2(i), 2(j), 4(d), 8 and 10) will be suspended during a Non-Payment Period with respect to the Shares.

                  (b) In addition, the Remarketing Agent may terminate this Agreement and all of its obligations hereunder with respect to the Shares, by notifying the Fund, the Securities Depository, and the Paying Agent of its election to do so, if any of the conditions referred to or set forth in Section 7 hereof with respect to the Shares have not been met or satisfied in full and such failure shall have continued for a period of 30 days after the Remarketing Agent has given notice thereof to the Fund specifying the condition which has not been met and requiring it to be met.

                  (c) Notwithstanding any other provision of this Agreement, in the event of a Material Change, the Fund shall, within 60 days following receipt of the written request of Merrill Lynch, cease using the term "RP" and shall take any and all actions that Merrill Lynch shall reasonably request to discontinue the use of said term. Upon the occurrence of a Material Change, any consent granted by Merrill Lynch pursuant to Section 4(d) hereof shall, 60 days following written notice from Merrill Lynch, be revoked and of no further effect.

                  Section 10. Remarketing Agent's Performance; Duty of Care. The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Remarketing Agreement and the By-laws. No implied covenants or obligations shall be read into this Remarketing Agreement or the By-laws. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Remarketing Agreement and the By-laws as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Agent shall not incur any liability to the Fund or to any Beneficial Owner or Holder of Shares or any other person in its individual capacity or as Remarketing Agent for any action or failure to act in connection with a Remarketing or otherwise, except as a result of its gross negligence or willful misconduct on its part.

                  Section 11. Books and Records. The Remarketing Agent shall keep such books and records with respect to the performance of its duties hereunder as shall be consistent with prudent industry practice and shall make such books and records available for inspection by the Fund on reasonable notice during normal business hours.

                  Section 12. Governing Law and Time. This Remarketing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in said State. Except where otherwise provided, specified times of day refer to New York time.

                  Section 13. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect from the date hereof with respect to the Shares until the first day thereafter on which no such Shares are outstanding. Regardless of any termination of this Agreement pursuant to any of the provisions hereof, the obligations of the Fund pursuant to Section 3 hereof and the Fund and the Adviser pursuant to Section 8 hereof and of the Remarketing Agent pursuant to Sections 2(j), 4(d) and 8 hereof shall remain operative and in full force and effect until fully satisfied.

                  Section 14. Successors and Assigns. The rights and obligations of the Fund and the Adviser hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Agent. The rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Fund. This Agreement shall inure to the benefit of and be binding upon the Fund, the Adviser and the Remarketing Agent and their respective successors and assigns, and will not confer any benefit upon any other person, partnership, association or corporation other than persons, if any, controlling any Remarketing Agent within the meaning of Section 15 of the Securities Act of 1933, as amended, or
Section 20 of the Exchange Act, or any Indemnified Person to the extent provided in Section 8 hereof. The terms "successors" and "assigns" shall not include any purchaser of Shares merely because of such purchase.

                  Section 15. Headings. The section headings herein are for convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

                  Section 16. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdiction or jurisdictions, because it conflicts with any provision of any constitution, statute, rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

                  Section 17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

                  Section 18. Remarketing Agent Not Acting as Underwriter. It is understood and agreed by the parties hereto that the only obligations of the Remarketing Agent hereunder are as set forth in Sections 2, 8 and 11 hereof. When engaged in remarketing any tendered Shares, the Remarketing Agent shall act only as agent for and on behalf of each owner of the Shares so tendered. The Remarketing Agent shall not act as underwriter for the tendered Shares and shall in no way be obligated to advance its own funds to purchase any tendered Shares (except in its individual capacity as purchaser of those Shares it may elect, in accordance with Section 5 hereof, to purchase, in its sole discretion) or to otherwise expend or risk its own funds or incur or become exposed to financial liability in the performance of its duties hereunder.

                  Section 19. Amendment. This Agreement may be amended by any instrument in writing signed by all of the parties hereto so long as this Agreement as amended is not inconsistent with the By-laws in effect as of the date of any such amendment.

                  Section 20. Liability of Shareholders, Trustees and Officers. A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this Agreement has been executed on behalf of the Fund by an officer of the Fund as an officer and not individually and the obligations of the Fund arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund.

                  Section 21. Benefits. Nothing herein, express or implied, shall give to any person, other than the Fund, the Remarketing Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder. In particular, and without limiting the generality of the foregoing, no Holder or Beneficial Owner of any Shares shall have or be deemed to have any right in respect of, or shall in any event be entitled to enforce or to seek recourse against any person in respect of, any provision of this Agreement, and any and all rights of Holders of Shares or obligations of the Fund in respect thereof arise only under and are governed solely by the Agreement and Declaration of Trust and By-laws of the Fund as they are in effect from time to time.

                  Section 22. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing and shall be deemed to have been validly given or made when delivered or mailed, by registered or certified mail, return receipt requested and postage prepaid, or by prepaid courier service, addressed as follows: if to the Fund or the Adviser, to either of them at One Post Office Square Boston, Massachusetts 02109. Attention: Mr. John R. Verani, Vice President, and if to the Remarketing Agent, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, World Financial Center - North Tower, New York, New York 10281, Attention:
Remarketed Preferred Transactions Desk, 7th Floor; or to such other address as any such party shall specify to the other party in writing.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

                            PUTNAM MUNICIPAL OPPORTUNITIES TRUST


                            By:
                               ---------------------------------
                            Authorized Signatory


                            PUTNAM INVESTMENT MANAGEMENT, INC.


                            By:
                               ---------------------------------
                            Authorized Signatory


                            MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


                            By:
                               ---------------------------------
                            Authorized Signatory

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

                                       PUTNAM MUNICIPAL OPPORTUNITIES TRUST


                                       By:
                                          ---------------------------------
                                       Authorized Signatory


                                       PUTNAM INVESTMENT MANAGEMENT, INC.


                                       By:
                                          ---------------------------------
                                       Authorized Signatory


                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                 INCORPORATED


                                       By:
                                          ---------------------------------
                                       Authorized Signatory

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.


                                         PUTNAM MUNICIPAL OPPORTUNITIES TRUST


                                          By:
                                          -------------------------------------
                                          Authorized Signatory


                                          PUTNAM INVESTMENT MANAGEMENT, INC.


                                          By:
                                          -------------------------------------
                                          Authorized Signatory


                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED


                                          By:
                                             ---------------------------------
                                             Authorized Signatory

                                                                       EXHIBIT A
                                                                       ---------



                              [Remarketing Agent to
                  Paying Agent - to be used only for transfers
                   made other than pursuant to a Remarketing]

                      PUTNAM MUNICIPAL OPPORTUNITIES TRUST
               REMARKETED PREFERRED SHARES OF BENEFICIAL INTEREST,
                            SERIES [B] [C] ("RP"(R))

                                  TRANSFER FORM

                  The undersigned hereby notifies you that:

                  -----------------------------------------
                  (Print name of existing beneficial owner)

                  has sold ______ Shares of Series [B] [C] RP to

                  -----------------------------------------
                  (Print name of new beneficial owner)

                  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                  By:
                      -------------------------------------
                  Authorized Signatory

-------------------------
(R) Registered trademark of Merrill Lynch & Co., Inc.